EXHIBIT 4(B)

         REGISTRATION RIGHTS AGREEMENT, dated as of September 30, 1995, by and between WHX Corporation, a Delaware corporation (the "Company"), and Klockner Namasco Corporation ("KNC").

The parties hereto agree as follows:

         1. DEFINITIONS.

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock" shall mean the Common Stock of the Company, par value $.01 per share.

         "Demand  Registration"  shall have the meaning assigned to such term in
Section 3 hereof.

         "Person" shall mean an individual, partnership, corporation, limited liability company business trust, joint state company trust, unincorporated organization, joint venture, a government authority or other entity of whatever nature.

         "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments to the Registration Statement of which such Prospectus is a part, and all material incorporated by reference in such Prospectus.

         "Registrable Securities" shall mean the Securities, but only so long as they remain Restricted Securities.

         "Registration Statement" means any registration statement of the Company which covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         "Restricted Securities" means the Securities upon original issuance thereof, and at all times subsequent thereto until, in the case of any such Security (a) it has been effectively registered under the Securities Act and disposed of in accordance with the

Registration Statement covering it or (b) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

         "Securities" shall mean those shares of Common Stock issued to KNC pursuant to that certain Asset Purchase Agreement by and between KNC and Wheeling-Pittsburgh Steel Corporation; provided, however, that the Securities referred to herein shall be adjusted to reflect equitably, in the discretion of the Board of Directors of the Company, any consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares or exchange of shares effected after the issuance of such Securities.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Underwritten Offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2. SECURITIES SUBJECT TO THIS AGREEMENT. The Securities entitled to the benefits of this Agreement are the Registrable Securities.

         3. DEMAND REGISTRATION.

         (a) Requests for Registration. At any time following the issuance of the Registrable Securities but in no event later than September 30, 1997, KNC may make a written request to the Company for registration under and in accordance with the provisions of the Securities Act of all but not less than all of the Registrable Securities (a "Demand Registration").

         (b)  Number  of  Registrations.  KNC  is  entitled  to one  (1)  Demand
Registration except that a registration shall not constitute a Demand Registration for the purposes of this Section 3(b) if (i) it does not become effective under the Securities Act within three (3) months of the date requested or (ii) an effective Registration Statement under the Securities Act is not maintained for a period of at least nine (9) months, including as a result of material developments which the Company determines require the filing of a post-effective amendment to the Registration Statement (a "Material Development"), provided that such Demand Registration is not withdrawn after filing at the request of KNC for a reason other than the discovery of (x) material information regarding the Company, of which KNC was unaware at the time of filing or (y) any material change in the prospects or condition of the Company, financial or otherwise, since the filing of such Demand Registration. KNC hereby agrees that if the Company determines that a Material Development has occurred which requires a post-effective amendment to the Registration Statement, then KNC will refrain from selling any Registrable Securities until the post-effective amendment is declared effective.

         4. INFORMATION. Upon making a request pursuant to Section 3 hereof, KNC shall specify the intended method of disposition of the Registrable Securities.

         5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 3 hereof to effect a registration under the Securities Act, the Company will, at its expense, as expeditiously as practicable and in no event later than thirty (30) days after the date upon which KNC requests registration of the Registrable Securities:

         (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a Registration Statement in the form of registration statement appropriate with respect to the Registrable Securities for resale and use its best efforts to cause such Registration Statement to become and remain continuously effective until the earlier of (i) the date all of the Registrable Securities covered by such Registration Statement have been sold in accordance with the intended method of KNC set forth in such Registration Statement, or (ii) nine (9) months following the date upon which such Registration Statement is declared effective, and prepare and file with the Commission such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete during such period;

         (b) If the offering is to be underwritten, in whole or in part, enter into a written underwriting agreement in customary form with KNC and the underwriter(s), in form and substance reasonably satisfactory to the managing underwriter of the public offering and KNC;

         (c) Furnish to KNC and to the underwriters, if any, of the Common Stock being registered, such reasonable number of copies of the Registration Statement and Prospectus and such other documents as such underwriters and KNC may reasonably request in order to facilitate the public offering of the Common Stock;

         (d) Use its best efforts to register or qualify the Common Stock covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as KNC and the underwriters may reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Common Stock;

         (e) Promptly notify KNC, after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

         (f) Promptly notify KNC of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

         (g) Prepare and file with the Commission, promptly upon the request of KNC, the Registration Statement and any amendments or supplements to such Registration Statement or Prospectus which, in the reasonable opinion of counsel for KNC or counsel for the managing underwriter in connection with an underwritten public offering, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Common Stock by KNC or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

         (h) Prepare and promptly file with the Commission and promptly notify KNC of the filing of such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such Common Stock is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other Prospectus as then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (i) Advise KNC, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (j) Cooperate with KNC and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Common Stock to be sold and not bearing any restrictive legends; and enable such Common Stock to be in such denominations and registered in such names as the managing underwriter may request at least three (3) business days prior to any sale of Common Stock to the underwriters;

         (k) Enter into such customary agreements (including an underwriting agreement) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

             (i) make such representations and warranties to KNC and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

              (ii) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of
         Section 9 hereof with respect to all parties to be indemnified pursuant to said Section; and

              (iii) the Company shall deliver such documents and certificates as may be reasonably requested by KNC and the managing underwriter, if any, to evidence compliance with the terms of this Section 5 and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

         (l) Make available for inspection by a representative of KNC and any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by KNC or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the preparation of the Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by law, court or administrative order;

         (m) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Common Stock is sold to underwriters in an underwritten offering or, if not sold to underwriters in such an offering, (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

         (n) Not file any amendment or supplement to the Registration Statement or Prospectus to which KNC has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three (3) business days prior to the filing thereof unless the Company shall have obtained an opinion of counsel that such amendment is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Common Stock by the Company or KNC; provided, however, that the failure of KNC or its counsel to review or object to any amendment or supplement to the Registration Statement or Prospectus shall not affect the rights of KNC or any controlling person or persons thereof or any underwriter or underwriters therefor under Section 9 hereof.


         6. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with the provisions of Sections 3 and 5 of this Agreement shall be borne by the Company including, without limitation, the following:

         (a) All registration and filing fees (including those with respect to filings required to be made with the National Association of Securities Dealers);

         (b) Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Company or underwriters in connection with blue sky qualifications of the Registrable Securities and determination of its eligibility for investment under the laws of such jurisdictions as the managing underwriter or KNC may reasonably designate; provided, however, that the Company shall not be required to consent to general service of process in any such state);

         (c) Printing, messenger, telephone and delivery expenses;

         (d) Fees and disbursements of counsel for the Company and, as hereinafter provided, the underwriters;

         (e)  Fees  and  disbursements  of  all  independent   certified  public
accountants of the Company (including the expenses of any special audit and "comfort" letters required by or incident to such performance);

         (f) Fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Common Stock or legal expenses of any person other than the Company, all of which shall be paid by KNC); and

         (g) Fees and expenses of other persons retained by the Company.

         The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities to be registered on each securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

         7. LISTING ON SECURITIES EXCHANGE. If, and so long as, any class or classes of the Company's Common Stock shall be listed on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including the New York Stock Exchange, Inc., the Company will, at its expense, use its best efforts to obtain and maintain the approval for listing upon official notice of issuance of all shares of Common Stock registered pursuant to Section 3 hereof.

         8. RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company will not effect any public or private sale or distribution of its Common Stock, if any, or any other equity or debt securities, including a sale pursuant to Regulation D under the Securities Act, during the ten (10) day period prior to, and during the forty-five (45) day period beginning on, the closing date of the Underwritten Offering by the Company (if any) made pursuant to a Registration Statement filed pursuant to Section 3 hereof.

         9. INDEMNIFICATION AND CONTRIBUTION.

         (a) Indemnification by the Company. Whenever, pursuant to Section 3 hereof, a Registration Statement relating to the Registrable Securities is filed under the Securities Act, the Company shall indemnify and hold harmless KNC, its officers, directors and employees (the "Indemnities") and each person, if any, who controls any such Indemnitee, against any losses, claims, damages or liabilities, joint or several, to which such Indemnities or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Indemnities and each such controlling person for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action.

         (b) Indemnification by KNC. KNC shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed such Registration Statement and each other person, if any, who controls the Company, within the meaning of the Securities Act, each underwriter and each other Indemnitee against all losses, claims, damages or liabilities, joint or several, to which the other Indemnities, the Company, or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and to the extent that, such statement or omission was in reliance upon and in conformity with written information furnished to the Company by KNC specifically for use in the preparation thereof.

         (c) Indemnification Procedures. Promptly after receipt by an Indemnitee under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any Indemnitee otherwise than under such clauses. In case any such action shall be brought against any Indemnitee, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election to assume the defense thereof, the indemnifying party shall not be liable to such Indemnitee under such clause for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnitee shall have the right to employ one counsel to represent such Indemnitee if, in the reasonable judgment of such Indemnitee, it is advisable for such party to be represented by separate counsel because separate defenses are available, or because a conflict of interest exists between such indemnified and indemnifying party in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party.

Notwithstanding the foregoing, if the Company is the indemnified party under this Section 9, the Company shall designate the one counsel, and in all other circumstances, the one counsel shall be designated by KNC. For purposes of this
Section 9 the terms "control," "controlling person" and "underwriter" have the meanings which they have under the Securities Act.

         (d) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnitee, then the indemnifying party shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, liabilities or expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other but also the relative fault of the indemnifying party and the Indemnitee as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


         10. RULE 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission thereunder (or, if the Company is not required to file such reports, it will upon the request of KNC, make publicly available other information so long as necessary to permit such sales under Rule 144 under the Securities Act), and it will take such further action as KNC may reasonably request, all to the extent required from time to time to enable KNC to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of KNC, the Company will deliver to KNC a written statement as to whether it has complied with such information and requirements.

         11. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented in any respect only by written agreement by the Company and KNC.

         12. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

         13. INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         14. NOTICES. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or (at such other address for the party as shall be specified by like notice):

         (a) If to the Company:

               WHX Corporation
               110 East 59th Street
               30th Floor
               New York, NY  10022

               Attn:    Stewart E. Tabin,
                        Assistant Treasurer

             with a copy to:

             Steven Wolosky, Esq.
             Olshan Grundman Frome & Rosenzweig LLP
             505 Park Avenue
             New York, New York 10022

         (b) If to KNC:

               100 South Ashley Drive
               Suite 1990
               Tampa, Florida  33602

               Attn:   David Moore

             with a copy to:

             Robert Reynolds, Esq.
             Powell Goldstein Frazer & Murphy
             191 Peachtree Street, N.E.
             16th Floor
             Atlanta, Georgia  30303

         15. HEADINGS; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         16. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         17. ATTORNEYS' FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

         IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of this 30th day of September, 1995.

                                             WHX CORPORATION


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:


                                             KLOCKNER NAMASCO CORPORATION




                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                               (212) 755-1467 fax


                                              October 31, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:      WHX CORPORATION
                           REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

         On behalf of WHX Corporation ("WHX" or the "Registrant"), transmitted herewith pursuant to the Securities and Exchange Commission's (the "Commission") EDGAR System, in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, is WHX's Registration Statement on Form S-3 and the Exhibits thereto (the "Registration Statement"). The Registration Statement relates to 188,519 shares of common stock of WHX.

         On October 30, 1995 WHX wire transferred immediately available funds to the Commission's account number 9108739 at Mellon Bank in Pittsburgh, Pennsylvania in payment of the applicable filing fee. The federal funds wire reference number is 5052.

         Please direct any inquiry or comment with respect to the enclosures to the attention of the undersigned or Steven Wolosky of this office at (212) 753-7200.

                                             Very truly yours,



                                             /s/ Adam W. Finerman
                                             -------------------------
                                             Adam W. Finerman

Enclosures